Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-205639) pertaining to the CONSOL Coal Resources LP 2015 Long-Term Incentive Plan, and

(2)	Registration Statement (Form S-3 No. 333-215962) of CONSOL Coal Resources LP;

of our report dated February 14, 2020, with respect to the consolidated financial statements of CONSOL Coal Resources LP included in this Annual Report (Form 10-K) of CONSOL Coal Resources LP for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
February 14, 2020